Exhibit 23.1
KPMG LLP Suite 700 20 Pacifica Irvine, CA 92618-3391

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-285123) on Form S-8 of our report dated August 20, 2025, with respect to the consolidated financial statements of Sandisk Corporation.

Irvine, California
August 20, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.